UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2021
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35628 (Commission File Number)	20-0484934 (I.R.S. Employer Identification No.)

    333 North Canyons Parkway
    Livermore, California    94551
    (Address of principal executive offices)    (Zip Code)

(925) 960-4800
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 8.01    Other Events.
On September 17, 2020, Shiva Stein (“Plaintiff”) filed a Verified Stockholder Class Action Complaint (the “Complaint”) in the Court of Chancery of the State of Delaware against the Company and the members of its board of directors (the “Board”) captioned Shiva Stein v. Performant Financial Corporation, et al., C.A. No. 2020-0791-AGB (the “Action”). In the Action, Plaintiff alleged that the defendants breached their fiduciary duties of care and loyalty by allowing uninstructed shares to be purportedly “cast” as votes “For” a proposal to approve an amendment to our Certificate of Incorporation (the “Certificate”) authorizing the Board to effect a reverse stock split at a ratio ranging from 1 share-for-5 shares up to a ratio of 1 share-for-20 shares (the “Reverse Split Proposal”). Plaintiff sought to enjoin the declaration of any reverse stock split pursuant to any amendment to the Certificate effected in connection with the Reverse Split Proposal.
While the Company and the Board deny completely all of the allegations of wrongdoing in the complaint, on October 19, 2020, the Company filed with the U.S. Securities and Exchange Commission, a Form 8-K/A Current Report informing stockholders that following the filing of the Original 8-K, the Company was informed of an inconsistency related to broker discretion to vote shares for which a broker had not received instructions from the beneficial owner with respect to Proposal No. 3 (regarding the approval of an amendment of the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock); that, without informing the Company, some but not all brokers treated Proposal No. 3 as a “routine” proposal despite the proxy materials for the Annual Meeting describing Proposal No. 3 as a “non-routine” proposal; and that, due to this inconsistency, the Company will not effect a reverse stock split at this time and will instead submit a new “routine” proposal to its stockholders, at a later date and subject to a new proxy statement, to amend its certificate of incorporation to effect a reverse stock split (the “Amended 8-K”). As a result of the Amended 8-K, Plaintiff agreed that her claims were moot and stipulated to dismissal of her claims.
On November 18, 2020, the Court entered a Stipulation and Order providing that Plaintiff’s action would be dismissed with prejudice only as to Plaintiff and the case will be closed. On February 19, 2021, Plaintiff and the Company entered into a settlement agreement under which the Company agreed to pay $100,000 in fees and expenses to Plaintiff’s counsel. The Court has not passed on the amount of fees and expenses. The description of the order is qualified in its entirety by reference to the order, which is attached as an exhibit hereto.
Plaintiff’s Counsel are Gustavo F. Bruckner of Pomerantz LLP, (212) 661-1100, Christopher J. Kupka of Fields Kupka & Shukurov LLP, (212) 231-1500, and Brian E. Farnan of Farnan LLP, (302) 777-0300, and the Company’s counsel are Bruce A. Ericson, Pillsbury Winthrop Shaw Pittman LLP, (415) 983-1000 and David J. Teklits, Morris, Nichols, Arsht & Tunnell LLP, (877) 772-6628.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
99.1    Stipulation and Order, United States District Court, Court of Chancery of the State of Delaware, dated November 18, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2021
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Lisa Im
    Lisa Im
    Chief Executive Officer